
<ARTICLE> 5
<LEGEND>
EXHIBIT 27_R97
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   3-MOS                   6-MOS                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997             DEC-31-1997             DEC-31-1997
<PERIOD-END>                               MAR-31-1997             JUN-30-1997             SEP-30-1997
<CASH>                                              70                      48                      53
<SECURITIES>                                         0                       0                       0
<RECEIVABLES>                                      942                     945                    1018
<ALLOWANCES>                                        30                      32                      30
<INVENTORY>                                        301                     308                     306
<CURRENT-ASSETS>                                  1689                    1472                    1521
<PP&E>                                            7641                    7797                    8066
<DEPRECIATION>                                    3324                    3379                    3535
<TOTAL-ASSETS>                                    7638                    7539                    7740
<CURRENT-LIABILITIES>                             2533                    2210                    2157
<BONDS>                                           1685                    1755                    2024
<PREFERRED-MANDATORY>                               75                      75                      75
<PREFERRED>                                          0                       0                       0
<COMMON>                                             2                       2                       2
<OTHER-SE>                                        1958                    2053                    2092
<TOTAL-LIABILITY-AND-EQUITY>                      7638                    7539                    7740
<SALES>                                           1158                    2336                    3526
<TOTAL-REVENUES>                                  1158                    2336                    3526
<CGS>                                              665<F1>                1346<F1>                2045<F1>
<TOTAL-COSTS>                                      665<F1>                1346<F1>                2045<F1>
<OTHER-EXPENSES>                                   110<F1>                 220<F1>                 331<F1>
<LOSS-PROVISION>                                     0                       0                       0
<INTEREST-EXPENSE>                                  51                     103                     157
<INCOME-PRETAX>                                    156                     317                     474
<INCOME-TAX>                                        39                      79                     118
<INCOME-CONTINUING>                                117                     238                     356
<DISCONTINUED>                                       0                       0                       0
<EXTRAORDINARY>                                      0                       0                       0
<CHANGES>                                            0                       0                       0
<NET-INCOME>                                       102                     209                     316
<EPS-PRIMARY>                                      .65<F2>                1.32<F2>                2.00<F2>
<EPS-DILUTED>                                      .62<F2>                1.27<F2>                1.92<F2>

<F1>Cost of goods sold and total costs are exclusive of depreciation and amortization which is shown on the other expense line in the Financial Data Schedule.
<F2>Effective in 1997, SFAS No. 128 established new standards for computing and presenting earnings per share (EPS). In the Financial Data Schedule, Praxair's Basic EPS is presented on the "EPS-Primary" line and Diluted EPS is presented on the "EPS-Diluted" line. Diluted EPS is consistent with Praxair's previously disclosed amounts. Under Item 601(c)(2)(iii) of Regulation S-K, Praxair is restating its previously submitted Financial Data schedules for the first, second, and third quarters of 1997 due to the new accounting standard, which requires retroactive restatement.

